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                                                                     EXHIBIT 4.4

                                    BY-LAWS
                              OF IMC GLOBAL INC.

                                   ARTICLE I

                           Meetings of Stockholders

          SECTION 1. The Annual Meeting of Stockholders of this Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such day in September, October or November of each year and at such place and hour as may be fixed by the Board of Directors prior to the giving of the notice of the date, place and object of such meeting, or if no other date, place and hour has been so fixed, on the third Wednesday in October and in the office of the Corporation, 2100 Sanders Road, Northbrook, Illinois 60062, at 2:00 p.m. Chicago time. Notice of the time, place and object of such meeting shall be given by mailing at least ten days previous to such meeting, postage prepaid, a copy of such notice addressed to each stockholder at his residence or place of business as the same shall appear on the books of the Corporation.

          SECTION 2. Special meetings of the stockholders other than those by statute may be called at any time by the Chairman of the Board, the President or by a majority of the directors. Notice of every special meeting stating the time, place and object thereof, shall be given by mailing, postage prepaid, at least ten days before such meeting, a copy of such notice addressed to each stockholder at his post office address as the same appears on the books of the Corporation.

          SECTION 3. At all meetings of stockholders a majority of the capital stock outstanding, either in person or by proxy, shall constitute a quorum, excepting as may be otherwise provided by law.

          SECTION 4. The Board of Directors may fix a date not more than sixty days prior to the day of holding any meeting of stockholders as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined.

          SECTION 5. At all meetings of stockholders all questions shall be determined by a majority vote of the stockholders entitled to vote, present in person or by proxy, except as otherwise provided by law.

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          SECTION 6.    Except as may otherwise be required by applicable law or
regulation or be expressly authorized by the Board of Directors, a stockholder may make a nomination or nominations for director of the Corporation at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing directors or may bring up any other matter for consideration and action by the stockholders at a meeting of stockholders only if the provisions of Subsections A, B and C hereto shall have been satisfied.
If such provisions shall not have been satisfied, any nomination sought to be made or other business sought to be presented by a stockholder for consideration and action by the stockholders at the meeting shall be deemed not properly brought before the meeting, is and shall be ruled by the chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

          A. The stockholder must be a stockholder of record on the record date for such meeting entitled to vote thereat and must continue to be a stockholder of record at the time of such meeting.

          B. The stockholder must, not less than sixty days before the day of the meeting or within ten days after the Company has mailed to stockholders a notice of an annual meeting of stockholders, whichever is the later, deliver or cause to be delivered a written notice to the Secretary of the Corporation. The notice shall specify
            (a) the name and address of the stockholder as they appear on the books of the Corporation; (b) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee, and a statement signed by each nominee indicating his or her willingness so to serve if elected, and disclosing the information about him or her that is required by the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the Corporation for election as one of its directors; (e) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders, and if and why it is deemed by the stockholder to be beneficial to the Corporation; and (f) if so requested by the Corporation, all other information that would be required to be filed with the Securities and Exchange Commission if,

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            with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the 1934 Act.

          C. Notwithstanding satisfaction of the provisions of Subsection A, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

          D. In the event such notice is timely given and the business described therein is not disqualified because of Subsection B, such business (a) may nevertheless not be presented or acted upon at a special meeting of stockholders unless in all other respects it is properly before such meeting; and (b) may not be presented except by the stockholder who shall have given the notice required by Subsection A or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder's behalf at the meeting.


                                  ARTICLE II

                                   Directors


          SECTION 1. The number of directors of the Corporation may be determined from time to time by resolution adopted by a majority of the entire Board of Directors, except that such number shall not be less than five nor more than fifteen, exclusive of directors, if any, to be elected by the holders of one or more series of Series Preferred Stock pursuant to the provisions of Section (a) of Article Fourth of the Certificate of Incorporation of the Corporation. Until the next such resolution is adopted, the Board of Directors shall consist of thirteen directors. No decrease in the number of directors shall shorten the term of any incumbent director. As used in these By-Laws, the "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies. Vacancies occurring in the Board of Directors may be filled for the unexpired term only by majority vote of the remaining directors. The Board of Directors shall adopt such rules and regulations for the conduct of the meetings and management of the affairs of the

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Corporation as they may deem proper, not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation of the Corporation, or these By-Laws.

          SECTION 2. The director shall elect one of their members, who may or may not be an officer of the Corporation, to act as Chairman of the Board. He shall preside, when present, at all meetings of the Board of Directors and stockholders.

          SECTION 3. As soon as practicable after the Annual Meeting of Stockholders, the newly elected Board of Directors shall hold its first meeting for the purpose of organization and the transaction of business. At such organizational meeting, the Board of Directors shall elect the officers of the Corporation and shall prepare a schedule fixing the time and place of all regular meetings of the Board of Directors to be held during the succeeding calendar year. All such regular meetings of the Board of Directors may be held without further notice to any director who shall have attended the organizational meeting. Notice of the time and place fixed for such regular meetings shall be given by personal notice or by mail or telegraph to each director who shall not have attended the organizational meeting at least ten days prior to the first Board of Directors' meeting after such organizational meeting which such director shall be eligible to attend. The Board of Directors shall have authority to change the time and place of any regular meeting previously fixed, provided that the foregoing provisions as to notice thereof shall apply to any such changed regular meeting. The Chairman of the Board of Directors or the President may, and at the request of a majority of the Board of Directors in writing must, call a special meeting of the Board of Directors, not less than 24 hours' notice of which must be given by personal notice or by mail or telegraph. Nothing herein contained shall prevent a waiver of notice of meeting by directors.

          SECTION 4. At all meetings of the Board of Directors one-third of the entire Board of Directors as from time to time fixed under these By-Laws shall constitute a quorum.

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                                  ARTICLE III

                            Committees of the Board


          SECTION 1. The Board of Directors may elect from among its members, by resolution adopted by two-thirds of the entire Board of Directors, an Executive Committee consisting of at least three members of the Board of Directors. From the members of the Executive Committee, the Board of Directors shall elect a chairman of such committee.

          SECTION 2. During the intervals between meetings of the Board of Directors, the Executive Committee shall, subject to any limitations imposed by law or the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management and direction of the Corporation in such manner as the Executive Committee shall deem best for the interests of the Corporation, in all cases in which specific directions shall not have been given by the Board of Directors.

          SECTION 3. The Board of Directors may also elect from among its members, by resolutions adopted by a majority of the entire Board of Directors, such other committee or committees as the Board of Directors shall determine, each such committee to consist of one or more members of the Board of Directors. The Board of Directors shall elect a chairman of each such committee, shall fix the number of and elect the other members thereof, and shall establish the duties and authority thereof, subject to such limitations as may be required by law.

          SECTION 4. The Board of Directors shall fill any vacancies on any committee established under this Article, with the objective of keeping the membership of each such committee full at all times.

          SECTION 5. All action by any committee of the Board of Directors shall be referred to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors provided that no rights or acts of third parties shall be affected by any such revision or alteration. Subject to such applicable resolutions as may be adopted by the Board of Directors, each committee shall fix its own rules of procedure and shall meet where and as provided in such rules, but in any case the presence of a majority of the committee members shall be necessary to constitute a quorum.

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                                  ARTICLE IV

                              Meetings by Consent


          SECTION 1. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

          SECTION 2. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE V

                                   Officers


          SECTION 1. The officers of the Corporation shall be a President (who shall be a member of the Board of Directors), one or more Vice Presidents, a Secretary, a Controller, a Treasurer, and such Assistant Secretaries, Assistant Controllers and Assistant Treasurers as the Board of Directors may deem necessary. The Chairman of the Board may be an officer of the Corporation. The Board of Directors may create such other office or offices from time to time as shall in their judgment, be necessary and convenient and shall have power to prescribe the duties and authority of the officers elected thereto by the Board of Directors. Any two offices, excepting those of President and Secretary, may be held by one person.

          SECTION 2. The President shall be the chief executive officer of the Corporation. He shall exercise the powers and perform the duties usual to the chief executive officer, and, subject to the control and direction of the Board of Directors, shall have general charge of the affairs of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall do and

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perform such other duties as from time to time may be assigned to him by the
Board of Directors or these By-Laws and as are incident to the office of chief executive officer. In the absence or disability of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and at all meetings of the stockholders.

          SECTION 3. The Vice Presidents, one or more of whom may be designated Executive or Senior Vice Presidents, shall perform such duties in such capacities or as heads of their respective operating divisions as may be assigned by the Board of Directors, Chairman of the Board or the President. In the absence or incapacity of the President, the duties of the office of President shall be performed by the Vice Presidents in the order of priority established by the Board of Directors, and unless and until the Board of Directors shall otherwise direct.

          SECTION 4. The Controller shall be the chief accounting officer of the Corporation and shall be in charge of its books of account, accounting records and accounting and internal auditing procedures. He shall be responsible for the verification of all of the assets of the Corporation and the preparation of all tax returns and other financial reports to governmental agencies by the Corporation and shall have such other duties and powers as shall be designated from time to time by the Board of Directors or the Chairman of the Board. The Controller shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation's business shall be under the supervision of the Chairman of the Board or such officer of the Corporation as the Board of Directors shall designate.

          SECTION 5. The Treasurer, subject to the direction and supervision of such officer and to such limitations on his authority as the Board of Directors may from time to time designate or prescribe, shall have the care and custody of the funds and securities of the Corporation, sign checks, drafts, notes and orders for the payment of money, pay out and disburse the funds and securities of the Corporation and in general perform the duties customary to that office.

          SECTION 6. The Secretary shall keep the minutes of meetings of the Board of Directors and the minutes of the stockholders' meetings and have the custody of the seal of the Corporation and affix and attest the same to certificates of stock, contracts and other documents when proper and appropriate. He shall perform all of the other duties usual to that office.

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          SECTION 7.    The Assistant Secretaries, Assistant Controllers and
Assistant Treasurers shall perform such duties as may be assigned by the Board of Directors.

          SECTION 8. Each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor is elected. Any officer may be removed at any time with or without cause by a vote of a majority of the members of the Board of Directors. A vacancy in any office caused by the death, resignation or removal of the person elected thereto or because of the creation of a new office or for any other reason, may be filled for the unexpired portion of the term by election of the Board of Directors at any meeting. In case of the absence or disability, or refusal to act, of any officer of the Corporation, or for any other reason that the Board of Directors shall deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer or to any director.


                                  ARTICLE VI

                                 Capital Stock


          SECTION 1. Subscriptions to the capital stock must be paid to the Treasurer at such time or times, and in such installments as the Board of Directors may by resolution require.

          SECTION 2. Certificates for shares of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof.
The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or any employee. In case any officer has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issue.

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          SECTION 3.    Registration of transfers of shares shall be made upon
the books of the Corporation by the registered holder in person or by power of attorney, duly executed and filed with the Secretary or other proper officer of the Corporation, and upon surrender of the certificate or certificates for such shares, properly assigned for transfer.


                                  ARTICLE VII

                   Indemnification of Directors and Officers


          SECTION 1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in
                              --------  -------
Section 2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an

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"advancement of expenses"); provided, however, that, if the Delaware General
                            --------  -------
Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

          SECTION 2. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of expenses upon final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

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          SECTION 3.    The rights to indemnification and to the advancement of
expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          SECTION 4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          SECTION 5. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                 ARTICLE VIII

                                  Amendments


          SECTION 1. These By-Laws may be amended at any stockholders' meeting by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon, represented either in person or by proxy.

          SECTION 2. Subject to the limitations, if any, from time to time prescribed in by-laws established by stockholders, the Board of Directors at any regular or special meeting, by the vote of a majority of the directors may establish, alter, amend or repeal any by-laws, but any by-laws established by the Board of Directors may be altered or repealed by stockholders.

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